Exhibit 4.1

Description of Registrant's Securities

The following summary of the material terms of the Company's securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Company's notice of articles and articles ("Notice and Articles") and the provisions of applicable law, including the Business Corporations Act (British Columbia). Please refer to the Notice and Articles for a complete description of the rights and preferences of the Company's Voting Shares (as defined below).

Authorized Share Capital

The authorized capital of the Company consists of (i) an unlimited number of Class A subordinate voting shares ("Subordinate Voting Shares"), (ii) an unlimited number of Class B multiple voting shares ("Multiple Voting Shares"), and (iii) an unlimited number of Class C proportionate voting shares ("Proportionate Voting Shares", and collectively with the Subordinate Voting Shares and Multiple Voting Shares, the "Voting Shares").

Subordinate Voting Shares

Voting Rights: Holders of Subordinate Voting Shares will be entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting at which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share held.

Alteration of Rights: As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

Dividends: Holders of Subordinate Voting Shares will be entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays: (i) a dividend on the Multiple Voting Shares in an amount per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by one hundred (100); and (ii) a dividend on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share.

Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate rateably along with the holders of Multiple Voting Shares and Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Multiple Voting Share divided by one hundred (100); and (ii) the amount of such distribution per Proportionate Voting Share.

Subdivision or Consolidation: No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Proportionate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

As of [•], 2023, there were [•] Subordinate Voting Shares issued and outstanding, which represent approximately [•]% of the voting rights attached to outstanding securities of the Company.

Multiple Voting Shares

Voting Rights: Holders of Multiple Voting Shares will be entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting at which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to one hundred (100) votes per Multiple Voting Share held.

Alteration of Rights: As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Proportionate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Proportionate Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

Dividends: Holders of Multiple Voting Shares will be entitled to receive as and when declared by the directors of the Company, dividends, out of any cash or property, pari passu with the holders of Subordinate Voting Shares and Proportionate Voting Shares. The directors may declare no dividend payable in cash or property on the Multiple Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Multiple Voting Share divided by one hundred (100); and (ii) on the Proportionate Voting Shares in an amount equal to the dividend declared per Multiple Voting Share divided by one hundred (100).

Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares, Subordinate Voting Shares and Proportionate Voting Shares (on an as-converted basis, assuming conversion of all Multiple Voting Shares and Proportionate Voting Shares into Subordinate Voting Shares at the applicable conversion ratio).

Subdivision or Consolidation: No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Proportionate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares or Proportionate Voting Shares are subdivided or consolidated in the same manner, or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Conversion: Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into one hundred (100) Subordinate Voting Shares.

As of [•], 2023, there were [•] Multiple Voting Shares issued and outstanding, which represent approximately [•]% of the voting rights attached to outstanding securities of the Company.

Proportionate Voting Shares

Voting Rights: Holders of Proportionate Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting at which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Proportionate Voting Shares will be entitled to one thousand (1,000) votes in respect of each Proportionate Voting Share held.

Alteration of Rights: As long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Proportionate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Proportionate Voting Shares. Additionally, consent of the holders of a majority of the outstanding Proportionate Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Proportionate Voting Shares will have one vote in respect of each Proportionate Voting Share held.

Dividends: Holders of Proportionate Voting Shares will be entitled to such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share; and (ii) on the Multiple Voting Shares in an amount equal to the dividend declared per Proportionate Voting Share multiplied by one hundred (100).

Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Proportionate Voting Shares, be entitled to participate pari passu with the holders of Subordinate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to each of: (i) the amount of such distribution per Subordinate Voting Share; and (ii) the amount of such distribution per Multiple Voting Share divided by one hundred (100).

Transfers: No Proportionate Voting Share will be permitted to be transferred by the holder thereof without the prior written consent of the Board of Directors.

Subdivision or Consolidation: No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Proportionate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Conversion: Each Proportionate Voting Share shall automatically convert, without any action on the part of the holder thereof, into Subordinate Voting Shares on the basis of one Subordinate Voting Share for one Proportionate Voting Share on the date that the aggregate number of membership interests of Origination held by the holder of Proportionate Voting Shares together with its affiliates are reduced to a number which is less than seventy-five per cent (75%) of the aggregate number of membership interests of Origination held by such holder together with its affiliates on the date of completion of the Business Combination (as such term is defined in the Articles of the Company).

As of [•], 2023, there are [•] Proportionate Voting Shares issued and outstanding, which represent approximately [•]% of the voting rights attached to outstanding securities of the Company.

Coattail Provisions

As summarized below, the terms of the Subordinate Voting Shares, Multiple Voting Shares and Proportionate Voting Shares include take-over bid protective measures (i.e. coattail provisions).

Subordinate Voting Shares

In the event that an offer is made to purchase Multiple Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Multiple Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Multiple Voting Shares; may then be listed, to be made to all or substantially all of the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 0.01 of the consideration offered per Multiple Voting Share,

each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares on the basis of one hundred (100) Subordinate Voting Shares for one (1) Multiple Voting Share; at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. Fractions of Multiple Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the conversion right is exercised which is less than one hundred (100). This conversion right may only be exercised for the purpose of depositing the Multiple Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Subordinate Voting Shares shall deposit under such offer the Multiple Voting Shares acquired upon conversion, on behalf of the holder.

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to the consideration offered per Proportionate Voting Share,

each Subordinate Voting Share shall become convertible at the option of the holder into a Proportionate Voting Share on the basis of one (1) Subordinate Voting Share for one (1) Proportionate Voting Share, at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. This conversion right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Subordinate Voting Shares shall deposit under such offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

Multiple Voting Shares

In the event that an offer is made to purchase Subordinate Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Multiple Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Multiple Voting Shares; may then be listed, to be made to all or substantially all of the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Multiple Voting Shares for consideration per Multiple Voting Share equal to 100 times the consideration offered per Subordinate Voting Share,

each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares on the basis of one hundred (100) Subordinate Voting Shares for one (1) Multiple Voting Share, at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. This conversion right may only be exercised for the purpose of depositing the Subordinate Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Multiple Voting Shares shall deposit under such offer the Subordinate Voting Shares acquired upon conversion, on behalf of the holder.

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Multiple Voting Shares for consideration per Multiple Voting Share equal to 100 times the consideration offered per Proportionate Voting Share,

each Multiple Voting Share shall become convertible at the option of the holder into Proportionate Voting Shares on the basis of one hundred (100) Proportionate Voting Shares for one (1) Multiple Voting Share, at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. This conversion right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Multiple Voting Shares shall deposit under such offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

Proportionate Voting Shares

In the event that an offer is made to purchase Subordinate Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Multiple Voting Shares; may then be listed, to be made to all or substantially all of the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Proportionate Voting Shares for consideration per Proportionate Voting Share equal to the consideration offered per Subordinate Voting Share,

each Proportionate Voting Share shall become convertible at the option of the holder into a Subordinate Voting Share on the basis of one (1) Subordinate Voting Share for one (1) Proportionate Voting Share, at any time while such offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. This conversion right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Proportionate Voting Shares shall deposit under such offer the Subordinate Voting Shares acquired upon conversion, on behalf of the holder.

In the event that an offer is made to purchase Multiple Voting Shares, and such offer is:

(a) required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Multiple Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Multiple Voting Shares; may then be listed, to be made to all or substantially all of the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies; and

(b) not made to the holders of Proportionate Voting Shares for consideration per Proportionate Voting Share equal to 0.01 of the consideration offered per Multiple Voting Share,

each Proportionate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares on the basis of one hundred (100) Proportionate Voting Shares for one (1) Multiple Voting Share, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. Fractions of Multiple Voting Shares may be issued in respect of any amount of Proportionate Voting Shares in respect of which the conversion right is exercised which is less than one hundred (100). This conversion right may only be exercised for the purpose of depositing the Multiple Voting Shares acquired upon conversion under such offer, and for no other reason. If this conversion right is exercised, the Company will ensure that the transfer agent for the Proportionate Voting Shares shall deposit under such offer the Multiple Voting Shares acquired upon conversion, on behalf of the holder.